UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2009

TYCO ELECTRONICS LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda (Jurisdiction of Incorporation)	98-0518048 (IRS Employer Identification Number)

001-33260

(Commission File Number)

Second Floor, 96 Pitts Bay Road

Pembroke, HM 08, Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-294-0607

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

Tyco Electronics Ltd. (the “Company”) has tentatively scheduled its 2009 annual general meeting of shareholders (the “Annual Meeting”) to be held in June 2009.  In addition, the Company has tentatively scheduled a special general meeting of shareholders (the “Special Meeting”) to also be held in June 2009.

On March 5, 2009, the Company set a record date of April 3, 2009 for the Annual Meeting and a record date of April 6, 2009 for the Special Meeting.

The Annual Meeting is being held more than 30 days after the anniversary of the Company’s prior annual meeting of shareholders for fiscal 2008 held on March 10, 2008.  As a result of this change in the timing of the Company’s annual meeting date, certain notice deadlines provided in the Company’s Proxy Statement, dated January 25, 2008, under the heading “Tyco Electronics 2009 Annual General Meeting of Shareholders” have changed.

If a shareholder intends to present any proposal for inclusion in the Company’s proxy statement for either the Annual Meeting or the Special Meeting in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, for consideration at the Annual Meeting or the Special Meeting, the proposal must be received by the Secretary of the Company by no later than March 26, 2009.  Such proposal must also meet the other requirements of the rules of the United States Securities and Exchange Commission relating to shareholders’ proposals.

Notices should be addressed in writing to: Harold G. Barksdale, Secretary, Tyco Electronics Ltd., 96 Pitts Bay Road, Second Floor, Pembroke HM 08 Bermuda.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO ELECTRONICS LTD. (Registrant)

	By:	/s/ Harold G. Barksdale
Harold G. Barksdale Corporate Secretary

Date: March 5, 2009